SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2006

Intelsat Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22531	95-4607698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 International Drive NW, Washington, D.C.		20008
(Address of Principal Executive Offices)		(Zip Code)

(202) 944-6800

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On September 29, 2006, Intelsat Corporation (formerly known as PanAmSat Corporation) completed the repurchase of $180,000 principal amount of its outstanding 9% senior notes due 2014 (the “2014 senior notes”). Intelsat Corporation had commenced an offer to purchase the 2014 senior notes (the “Change of Control Offer”) on August 2, 2006, because as previously reported, completion of the acquisition of Intelsat Holding Corporation (formerly known as PanAmSat Holding Corporation) by Intelsat (Bermuda), Ltd., a subsidiary of Intelsat, Ltd., on July 3, 2006 resulted in a change of control under the indenture governing the 2014 senior notes. In accordance with the terms of the Change of Control Offer, all 2014 senior notes tendered and not withdrawn by the expiration date were repurchased at a price equal to 101% of their principal amount, plus accrued and unpaid interest. Intelsat Corporation used cash on hand to fund the repurchase of the $180,000 principal amount of 2014 senior notes tendered and did not enter into any new credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006

INTELSAT CORPORATION

By:	/s/ Jeffrey Freimark
Name:	Jeffrey Freimark
Title:	Chief Financial Officer